Exhibit 10.1

EXPENSE AND INDEMNITY AGREEMENT

This Expense and Indemnity Agreement (this “Agreement”) is entered into as of October 1, 2006, by and between Genworth Life and Annuity Insurance Company, a stock life insurance company operating under a charter granted by the Commonwealth of Virginia (“GLAIC”), and U.S. Bank National Association, a national banking association, as trustee (the “Trustee”), on behalf of itself and on behalf of each Trust organized in connection with the Program.

WHEREAS, in consideration of the Trustee providing services to each Trust created in connection with the Program and pursuant to the Program Documents under which the Trustee will have certain rights, duties and obligations, GLAIC hereby agrees to the following compensation arrangements and terms of indemnity with the Trustee and reimbursement arrangements and terms of indemnity with each Trust organized in connection with the Program; and

WHEREAS, the Trustee is entering into this Agreement on behalf of itself and on behalf of each Trust to be organized in connection with the Program and, therefore, this Agreement shall inure to the benefit of and be binding upon each such Trust.

NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, each party hereby agrees as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Definitions. All capitalized terms not otherwise defined herein will have the meanings set forth in the Standard Indenture Terms attached as Exhibit 4.1 to Registration Statement on Form S-3 (File No. 333-128718) filed with the Securities and Exchange Commission (the “Commission”) by GLAIC on September 30, 2005, as amended by Amendment No. 1 filed with the Commission on December 8, 2005. The following terms, as used herein, have the following meanings:

“Excluded Amounts” means (i) any obligation of any Trust to make any payment to any Holder in accordance with the terms of the applicable Indenture or such Trust’s Notes, (ii) any obligation or expense of any Trust to the extent that such obligation or expense has actually been paid utilizing funds available to such Trust from payments under the applicable Funding Agreement, (iii) any cost, loss, damage, claim, action, suit, expense, disbursement, tax, penalty or liability of any kind or nature whatsoever resulting from or relating to any insurance regulatory or other governmental authority asserting that: (a) any Trust’s Notes are, or are deemed to be, (1) participations in the applicable Funding Agreement or (2) contracts of insurance, or (b) the offer, purchase, sale and/or transfer of any Trust’s Notes and/or the pledge and collateral assignment of the applicable Funding Agreement by any Trust to the Indenture Trustee on behalf of the Holders of such Trust’s Notes (1) constitutes the conduct of the business of insurance or reinsurance in any jurisdiction or (2) requires such Trust or any Holder of such Trust’s Notes to be licensed as an insurer, insurance agent or broker in any jurisdiction, (iv) any cost, loss, damage, claim, action, suit, expense, disbursement, tax, penalty or liability of any kind or nature whatsoever imposed on the Trustee that results from the bad faith, misconduct or negligence of the Trustee, (v) any costs and expenses attributable solely to the Trustee’s administrative overhead unrelated to the Program, (vi) any tax imposed on fees paid to the Trustee, (vii) any withholding taxes imposed on or with respect of payments made under the applicable Funding Agreement, the applicable Indenture or a Trust’s Note and (viii) any Additional Amounts paid to any Holder.

“Fees” means the fees agreed to between GLAIC and the Trustee as set forth in the fee schedule attached as Exhibit A to this Agreement.

“Obligation” means any and all (i) costs and expenses reasonably incurred by the Trustee (including the reasonable fees and expenses of counsel) relating to the offering, sale or issuance of any Notes by any Trust under the Program or the administration of any Trust by the Trustee and (ii) costs, expenses and taxes of each Trust; provided, however, that Obligations do not include Excluded Amounts.

ARTICLE II

SERVICES AND FEES

Section 2.01 Fees. GLAIC hereby agrees to pay the Trustee its Fees. Such Fees may be subject to amendment in the event of a substantive change in the nature of the Trustee’s duties under the Program, as may be agreed to in writing from time to time by the Trustee and GLAIC.

Section 2.02 Payment of Obligations. (a) In the event that the Trustee delivers written notice and evidence, reasonably satisfactory to GLAIC, of any Obligation of the Trustee or any Trust, GLAIC shall, upon receipt of such notice, promptly pay such Obligation. Notice of any Obligation (including any invoices) should be sent to GLAIC at its address set forth in Section 4.05 herein, or at such other address as such party shall hereafter furnish in writing.

(b) At the written request of GLAIC, the Trustee will (i) from time to time execute all such instruments and other agreements and take all such other actions as may be reasonably necessary or desirable on behalf of itself or any Trust, or that GLAIC may reasonably request, in writing, to protect any interest of GLAIC with respect to any Obligation or to enable GLAIC to exercise or enforce any right, interest or remedy it may have with respect to any such Obligation and (ii) release to GLAIC any amount received from GLAIC relating to any Obligation or any portion of any Obligation, immediately after any such amount relating to such Obligation, or any portion of any such Obligation, is otherwise received by the Trustee or any Trust from a party other than GLAIC.

(c) GLAIC and the Trustee, on behalf of itself and each Trust, hereby agree that all payments due under this Agreement in respect of any Obligation shall be effected, and any responsibility of GLAIC to pay such Obligation pursuant to this Agreement shall be discharged, by the payment by GLAIC to the account of the person to whom such Obligation is owed. For the avoidance of doubt, amounts due to the Trustee hereunder are not subject to any caps which may be set forth in the Program Documents.

ARTICLE III

INDEMNIFICATION

Section 3.01 Indemnification.

(a) Subject to the remaining sections of this Article III, GLAIC covenants to fully indemnify and defend the Trustee and its officers, employees, agents and directors (each, a “Trustee Indemnified Person”) for, and to hold them harmless against, any and all loss, liability, claim, damage or reasonable expense (including the reasonable compensation, expenses and disbursements of its counsel) arising out of the acceptance by the Trustee, in its capacity as Trustee, of administration of the applicable Trust Agreement or any Trust and/or the performance of the Trustee’s duties and/or the exercise of the Trustee’s respective rights under the applicable Trust Agreement, including the reasonable costs and expenses of defending itself against or investigating any claim of liability in the premises, except to the extent such loss, liability, claim, damage or expense arises out of or is related to the bad faith, misconduct or negligence of the Trustee. Notwithstanding anything to the contrary, GLAIC shall have no obligation to indemnify or defend the Trustee for any loss, liability, claim, damage or expense relating to (i) any costs and expenses attributable solely to the Trustee’s administrative overhead unrelated to the Program or (ii) any tax imposed on the Fees paid to the Trustee.

(b) Subject to the remaining sections of this Article III, GLAIC covenants to fully indemnify and defend each Trust and its respective representatives (each, a “Trust Indemnified Person,” each Trust Indemnified Person and each Trustee Indemnified Person are referred to herein as an “Indemnified Person”) for, and to hold them harmless against, any and all loss, liability, claim, damage or reasonable expense (including the reasonable compensation, expenses and disbursements of its counsel) arising out of the performance of each Trust’s duties and/or the exercise of each Trust’s respective rights under the applicable Trust Agreement, including the reasonable costs and expenses of defending itself against or investigating any claim of liability in the premises, except to the extent such loss, liability, claim, damage or expense arises out of or is related to the bad faith, misconduct or negligence of any Trust.

Section 3.02 Proceedings. An Indemnified Person shall give prompt written notice to GLAIC of any action, suit or proceeding commenced or threatened against the Indemnified Person. In case any such action, suit or proceeding shall be brought involving an Indemnified Person, GLAIC may, in its sole discretion, elect to assume the defense of the Indemnified Person, and, if it so elects, GLAIC shall, in consultation with such Indemnified Person, select counsel, reasonably acceptable to the Indemnified Person, to represent the Indemnified Person and pay the reasonable fees and expenses of such counsel. In any such action, investigation or proceeding, the Indemnified Person shall have the right to retain its own counsel but GLAIC shall not be obligated to pay the fees and disbursements of such counsel unless (i) GLAIC and the Indemnified Person shall have mutually agreed in writing to the retention of such counsel, (ii) the named parties to any such action, investigation or proceeding (including any impleaded parties) include both GLAIC and the Indemnified Person and the Indemnified Person shall have reasonably and in good faith concluded that representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) GLAIC fails, within ten (10) days prior to the date the first response or appearance is required to be made in any such proceeding, to assume the defense of such proceeding with counsel reasonably satisfactory to the Indemnified Person; provided, that GLAIC has received written notice of such action, investigation or proceeding at least sixty (60) days prior to the date the first response or appearance is required to be made; provided, further, that in the event the Indemnified Person has received notice of such action, suit or proceeding on a day which is less than 60 days prior to the date the first response or appearance is required to be made, the Indemnified Person shall provide GLAIC with prompt written notice of such action, suit or proceeding and, for purposes of this Section 3.02, such notice shall be considered timely. It is understood that GLAIC shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons.

Section 3.03 Contribution. Solely to the extent, if any, that the indemnification provided for herein is finally determined by a court of competent jurisdiction to be invalid or unenforceable, in whole or in part, in accordance with its terms, then GLAIC shall contribute to the amount paid or payable by an Indemnified Person as a result of such liability in such proportion as is appropriate to reflect the relative benefits received by GLAIC and the Trust (if the Trust is not an Indemnified Person), on one hand, and the Trustee or the Trust (if the Trust is an Indemnified Person), on the other hand, from the transactions contemplated by the Program Documents. For this purpose, the benefits received by GLAIC or the Trust (if applicable) shall be the aggregate value of the relevant Collateral, and the benefits received by the Trustee shall be the Fees it has been paid up to that point, as the Trustee, less costs and unreimbursed expenses incurred by it, as Trustee, in relation to such Collateral, and the benefits received by the Trust (if applicable) shall be determined by the Trustee and GLAIC. If, however, the allocation provided by the immediately preceding two sentences is not permitted by applicable law, then GLAIC shall contribute to such amount paid or payable by the Indemnified Person in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of GLAIC and the Trust (if applicable) (but solely to the extent such fault results from or is attributable to the Trustee’s bad faith, willful misconduct or negligence), on the one hand, and the Trustee or the Trust (if applicable), on the other hand, in connection with the actions or omissions which resulted in such liability.

Section 3.04 Subrogation. GLAIC shall be subrogated to any right of the Indemnified Person in respect of the matter as to which any indemnity was paid hereunder.

Section 3.05 Settlement. The Indemnified Person may not settle any action, investigation or proceeding without the consent of GLAIC, not to be unreasonably withheld.

Section 3.06 Survival. Notwithstanding any provision contained herein to the contrary, the obligations of GLAIC under this Article III to any Indemnified Person shall survive the termination of this Agreement pursuant to Section 4.03 herein.

Section 3.07 General. The indemnification provided for herein supersedes in all respects any indemnification obligation of GLAIC contained in any other Program Document to which any Trust or the Trustee is or becomes party.

ARTICLE IV

MISCELLANEOUS

Section 4.01 Waiver. No waiver, modification or amendment of this Agreement shall be valid unless executed in writing by the parties hereto.

Section 4.02 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of laws principles.

Section 4.03 Termination. This Agreement shall terminate and be of no further force and effect upon the date on which (i) there are no Fees and there is no Obligation (other than any Obligation directly related to the indemnification obligations of GLAIC set forth in Article III hereof) due and payable under this Agreement and (ii) each Program Document has terminated; provided, however, that this Agreement shall continue to be effective or shall be reinstated, as the case may be, if at any time any Trust or the Trustee must restore payment of any sums paid under any Obligation or under this Agreement for any reason whatsoever or the Trustee or a Trust becomes subject to a claim. This Agreement is continuing, irrevocable, unconditional and absolute.

Section 4.04 Third Party Beneficiary. GLAIC understands and agrees that each Trust shall be a third party beneficiary of the obligations of GLAIC under this Agreement, subject to the limitations set forth in this Agreement. Other than each Trust, the Trustee and each Indemnified Person, no other Person shall have any legal or equitable right, remedy or claim under or in respect of this Agreement or any covenant, condition or provision contained herein.

Section 4.05 Notices. All notices, demands, instructions and other communications required or permitted to be given to or made upon either party hereto shall be in writing (including by facsimile transmission) and shall be personally delivered or sent by guaranteed overnight delivery or by facsimile transmission (to be followed by personal or guaranteed overnight delivery) and shall be deemed to be given for purposes of this Agreement on the day that such writing is received by the intended recipient thereof in accordance with the provisions of this Section 4.05. Unless otherwise specified in a notice sent or delivered in accordance with the foregoing provisions of this Section 4.05, notices, demands, instructions and other communications in writing shall be given to or made upon the respective parties thereto at their respective addresses (or their respective facsimile numbers) indicated below:

To the Trust:

Genworth Global Funding Trust (followed by the appropriate number of the Trust designated in the Pricing Instrument)

c/o U.S. Bank National Association

Corporate Trust Services

209 S. LaSalle Street, Suite 300

Chicago, Illinois 60604

Attention: Patricia Child, VP

Facsimile: (312) 325-8905

To GLAIC:

Genworth Life and Annuity Insurance Company

6610 West Broad Street

Richmond, Virginia 23230

Attention: Treasury, Building 1

Facsimile: (804) 662-7777

with a copy to:

Genworth Life and Annuity Insurance Company

6610 West Broad Street

Richmond, Virginia 23230

Attention: Heather Harker, Esq.

Facsimile: (804) 281-6005

To the Trustee:

U.S. Bank National Association

Corporate Trust Services

209 S. LaSalle Street, Suite 300

Chicago, Illinois 60604

Attention: Patricia Child, VP

Facsimile: (312) 325-8905

Section 4.06 Trust Administration. It is understood and agreed by GLAIC that whenever any Trust is required to act under the terms of the Indenture, GLAIC will act on behalf of such Trust including, without limitation, ensuring that such Trust complies with Article III of the Indenture and with the Trust Indenture Act or direct the Trustee to act on behalf of such Trust in instances in which the Trustee determines that the Trustee can act; provided, that at no time shall the Trustee be under a duty to exercise discretion under the Indenture or act or refrain from acting under the Indenture in the absence of instruction from GLAIC. In addition, GLAIC shall prepare and file or cause the preparation and filing of all documents and instruments required of each Trust under the applicable law, unless otherwise agreed to by GLAIC and the Trustee on behalf of each such Trust. The Trustee shall execute such documents and instruments as GLAIC may reasonably request.

Section 4.07 Counterparts. This Agreement may be executed in counterparts (including by facsimile transmission), each of which when so executed and delivered shall be deemed an original, but all of such counterparts shall together constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties have executed this Expense and Indemnity Agreement by their duly authorized officers as of the date hereof.

GENWORTH LIFE AND ANNUITY INSURANCE COMPANY

By:
Name:	Gary T. Prizzia
Title:	Treasurer

By:
Name:	Robert W. McNutt
Title:	Assistant Treasurer

U.S. BANK NATIONAL ASSOCIATION, as Trustee on behalf of itself and each Trust organized in connection with the Program

By:
Name:
Title:

Exhibit A

A-1